Lincoln Electric Reports Fourth Quarter and Full Year 2019 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Fourth Quarter and Full Year 2019 Highlights
▪ Q4 EPS decreases 23.7% to $1.03, Adjusted EPS decreases 10.9% to $1.15
▪ Q4 Cash flow from operations increases 23.3% to $123 million and achieved 150% cash conversion (1)
▪ Record full year cash flow from operations increases 22.5% to $403 million
▪ $411 million returned to shareholders through dividends and share repurchases for full year

CLEVELAND, Thursday, February 13, 2020 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2019 net income of $63.7 million, or diluted earnings per share (EPS) of $1.03, which includes special item after-tax net charges of $7.3 million, or $0.12 EPS. This compares with prior year net income of $86.8 million, or $1.35 EPS, which included special item after-tax benefits of $3.3 million, or $0.06 EPS. Excluding these items, fourth quarter 2019 adjusted net income was $71.0 million, or $1.15 EPS, as compared with $83.5 million, or $1.29 EPS in the prior year period. The effective tax rate was 20.6% in the fourth quarter 2019 as compared with 8.1% in the prior year period. Excluding special items, the adjusted effective tax rate was 20.4%, which compares to 14.7% in the comparable 2018 period.

Fourth quarter 2019 sales decreased 1.0% to $736.3 million from a 6.5% decrease in organic sales, offset by a 5.9% benefit from acquisitions. Operating income for the fourth quarter 2019 was $82.7 million, or 11.2% of sales. This compares with operating income of $94.9 million, or 12.8% of sales, in the prior year period. Excluding special items, adjusted operating income was $91.6 million, or 12.4% of sales, as compared with $96.7 million, or 13.0% of sales, in the prior year period.

“In 2019, we achieved solid returns, record cash flow generation and strong cash conversion as industrial demand decelerated through the year," stated Christopher L. Mapes, Chairman, President & CEO. “Extensive product launches, new acquisitions and expansions across our network of global tech centers demonstrate our industry leadership and investments in innovative, value-added solutions. While we manage this challenging portion of the cycle, we are well-positioned to capture growth and generate long-term value for our stakeholders. We are proud to celebrate our Company’s 125th anniversary during 2020 and Lincoln Electric thanks our customers, employees, investors and suppliers for their support in helping us reach this momentous milestone.”

Twelve Months 2019 Summary

Net income for the twelve months ended December 31, 2019 was $293.1 million, or $4.68 EPS. This compares with $287.1 million, or $4.37 EPS, in the comparable 2018 period. Reported EPS includes special item after-tax net charges of $1.5 million or $0.02 EPS, as compared with special item after-tax charges of $29.6 million, or $0.45 EPS in the prior year period. Excluding these items, adjusted net income for the twelve months ended December 31, 2019 was $294.6 million, or $4.70 EPS, compared with $316.6 million, or $4.82 EPS, in the comparable 2018 period. The effective tax rate was 20.5% for the twelve months ended December 31, 2019 as compared with 22.2% in the prior year period. Excluding special items, the adjusted effective tax rate was 21.9% in the 2019 and 2018 periods.

Sales decreased 0.8% to $3.0 billion in the twelve months ended December 31, 2019 from a 3.5% decrease in organic sales and 1.7% unfavorable foreign exchange, partially offset by a 4.3% benefit from acquisitions. Operating income for the twelve months ended December 31, 2019 was $370.9 million, or 12.4% of sales. This compares with operating income of $375.5 million, or 12.4% of sales, in the comparable 2018 period. Excluding special items, adjusted operating income was $387.9 million, or 12.9% of sales, as compared with $405.3 million, or 13.4% of sales, in the comparable 2018 period.

______________________________________________________________________________

(1)	Cash conversion is defined as Net cash provided by operating activities less Capital expenditures divided by Adjusted net income.

Lincoln Electric Reports Fourth Quarter and Full Year 2019 Financial Results

Share Repurchase Program

The Company's Board of Director's approved a new share repurchase program authorizing the Company to repurchase, in the aggregate, up to 10 million of its outstanding common stock. This authorization, in addition to the 2.8 million shares remaining from the prior program, may be used by the Company to repurchase shares on the open market or through privately negotiated transactions from time to time, depending on market conditions and subject to other factors.

Webcast Information

A conference call to discuss fourth quarter 2019 financial results will be webcast live today, February 13, 2020, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 6955179. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the fourth quarter 2019 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment and has a leading global position in brazing and soldering alloys.  Headquartered in Cleveland, Ohio, Lincoln has 59 manufacturing locations in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at  https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share, Organic sales, Cash conversion and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of

Lincoln Electric Reports Fourth Quarter and Full Year 2019 Financial Results

terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended December 31,				Fav (Unfav) to Prior Year
	2019	% of Sales	2018	% of Sales	$	%
Net sales	$736,307	100.0%	$743,827	100.0%	$(7,520)	(1.0%)
Cost of goods sold	495,373	67.3%	493,528	66.3%	(1,845)	(0.4%)
Gross profit	240,934	32.7%	250,299	33.7%	(9,365)	(3.7%)
Selling, general & administrative expenses	149,381	20.3%	154,437	20.8%	5,056	3.3%
Rationalization and asset impairment charges	8,851	1.2%	932	0.1%	(7,919)	(849.7%)
Operating income	82,702	11.2%	94,930	12.8%	(12,228)	(12.9%)
Interest expense, net	5,794	0.8%	4,343	0.6%	(1,451)	(33.4%)
Other income (expense)	3,386	0.5%	3,868	0.5%	(482)	(12.5%)
Income before income taxes	80,294	10.9%	94,455	12.7%	(14,161)	(15.0%)
Income taxes	16,578	2.3%	7,676	1.0%	(8,902)	(116.0%)
Effective tax rate	20.6%		8.1%		(12.5%)
Net income including non-controlling interests	63,716	8.7%	86,779	11.7%	(23,063)	(26.6%)
Non-controlling interests in subsidiaries’ loss	—	—	(60)	—	60	100.0%
Net income	$63,716	8.7%	$86,839	11.7%	$(23,123)	(26.6%)

Basic earnings per share	$1.04		$1.36		$(0.32)	(23.5%)
Diluted earnings per share	$1.03		$1.35		$(0.32)	(23.7%)
Weighted average shares (basic)	60,996		63,808
Weighted average shares (diluted)	61,710		64,559
	Twelve Months Ended December 31,				Fav (Unfav) to Prior Year
	2019	% of Sales	2018	% of Sales	$	%
Net sales	$3,003,272	100.0%	$3,028,674	100.0%	$(25,402)	(0.8%)
Cost of goods sold	1,995,685	66.5%	2,000,153	66.0%	4,468	0.2%
Gross profit	1,007,587	33.5%	1,028,521	34.0%	(20,934)	(2.0%)
Selling, general & administrative expenses	621,489	20.7%	627,697	20.7%	6,208	1.0%
Rationalization and asset impairment charges	15,188	0.5%	25,285	0.8%	10,097	39.9%
Operating income	370,910	12.4%	375,539	12.4%	(4,629)	(1.2%)
Interest expense, net	23,415	0.8%	17,565	0.6%	(5,850)	(33.3%)
Other income (expense)	20,998	0.7%	10,686	0.4%	10,312	96.5%
Income before income taxes	368,493	12.3%	368,660	12.2%	(167)	—
Income taxes	75,410	2.5%	81,667	2.7%	6,257	7.7%
Effective tax rate	20.5%		22.2%		1.7%
Net income including non-controlling interests	293,083	9.8%	286,993	9.5%	6,090	2.1%
Non-controlling interests in subsidiaries’ loss	(26)	—	(73)	—	47	64.4%
Net income	$293,109	9.8%	$287,066	9.5%	$6,043	2.1%

Basic earnings per share	$4.73		$4.42		$0.31	7.0%
Diluted earnings per share	$4.68		$4.37		$0.31	7.1%
Weighted average shares (basic)	61,960		64,886
Weighted average shares (diluted)	62,658		65,682

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2019	December 31, 2018
Cash and cash equivalents	$199,563	$358,849
Total current assets	1,075,581	1,237,799
Property, plant and equipment, net	529,344	478,801
Total assets	2,371,213	2,349,825
Total current liabilities	563,135	538,182
Short-term debt (1)	34,969	111
Long-term debt, less current portion	712,302	702,549
Total equity	819,077	887,592

Operating Working Capital	December 31, 2019	December 31, 2018
Accounts receivable, net	$374,649	$396,885
Inventories	393,748	361,829
Trade accounts payable	273,002	268,600
Operating working capital	$495,395	$490,114

Average operating working capital to Net sales (2)	16.8%	16.5%

Invested Capital	December 31, 2019	December 31, 2018
Short-term debt (1)	$34,969	$111
Long-term debt, less current portion	712,302	702,549
Total debt	747,271	702,660
Total equity	819,077	887,592
Invested capital	$1,566,348	$1,590,252

Total debt / invested capital	47.7%	44.2%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Operating income as reported	$82,702	$94,930	$370,910	$375,539
Special items (pre-tax):
Rationalization and asset impairment charges (2)	8,851	932	15,188	25,285
Acquisition transaction and integration costs (3)	—	833	1,804	4,498
Amortization of step up in value of acquired inventories (4)	—	—	3,008	—
Gains on asset disposals (5)	—	—	(3,045)	—
Adjusted operating income (1)	$91,553	$96,695	$387,865	$405,322
As a percent of total sales	12.4%	13.0%	12.9%	13.4%

Net income as reported	$63,716	$86,839	$293,109	$287,066
Special items:
Rationalization and asset impairment charges (2)	8,851	932	15,188	25,285
Acquisition transaction and integration costs (3)	—	833	1,804	4,498
Pension settlement charges (6)	—	1,696	—	6,686
Amortization of step up in value of acquired inventories (4)	—	—	3,008	—
Gains on asset disposals (5)	—	—	(3,554)	—
Gain on change in control (7)	—	—	(7,601)	—
Tax effect of Special items (8)	(1,567)	(6,764)	(7,386)	(6,896)
Adjusted net income (1)	71,000	83,536	294,568	316,639
Non-controlling interests in subsidiaries’ loss	—	(60)	(26)	(73)
Interest expense, net	5,794	4,343	23,415	17,565
Income taxes as reported	16,578	7,676	75,410	81,667
Tax effect of Special items (8)	1,567	6,764	7,386	6,896
Adjusted EBIT (1)	$94,939	$102,259	$400,753	$422,694

Effective tax rate as reported	20.6%	8.1%	20.5%	22.2%
Net special item tax impact	(0.2%)	6.6%	1.4%	(0.3%)
Adjusted effective tax rate (1)	20.4%	14.7%	21.9%	21.9%

Diluted earnings per share as reported	$1.03	$1.35	$4.68	$4.37
Special items per share	0.12	(0.06)	0.02	0.45
Adjusted diluted earnings per share (1)	$1.15	$1.29	$4.70	$4.82

Weighted average shares (diluted)	61,710	64,559	62,658	65,682

(1)
Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Primarily related to severance, asset impairments and gains or losses on the disposal of assets.

(3)	Related to the acquisition of Air Liquide Welding and are included in Selling, general & administrative expenses.

(4)	Related to the acquisitions of Baker Industries, Inc. and Kaynak Tekniği Sanayi ve Ticaret A.Ş. ("Askaynak") and are included in Cost of goods sold.

(5)	Primarily included in Cost of goods sold.

(6)	Related to lump sum pension payments and are included in Other income (expense).

(7)	Related to the acquisition of Askaynak and is included in Other income (expense).

(8)
Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the twelve months ended December 31, 2019. The prior year includes an adjustment to taxes on unremitted foreign earnings related to the U.S. Tax Act of $4,424 and $399 in the three and twelve months ended December 31, 2018, respectively.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended December 31,
Return on Invested Capital	2019	2018
Net income as reported	$293,109	$287,066
Rationalization and asset impairment charges	15,188	25,285
Acquisition transaction and integration costs	1,804	4,498
Pension settlement charges	—	6,686
Amortization of step up in value of acquired inventories	3,008	—
Gains on asset disposals	(3,554)	—
Gain on change in control	(7,601)	—
Tax effect of Special items (3)	(7,386)	(6,896)
Adjusted net income (1)	$294,568	$316,639
Plus: Interest expense, net of tax of $6,477 and $6,117 in 2019 and 2018, respectively	19,465	18,386
Less: Interest income, net of tax of $631 and $1,732 in 2019 and 2018, respectively	1,896	5,206
Adjusted net income before tax-effected interest	$312,137	$329,819

Invested Capital	December 31, 2019	December 31, 2018
Short-term debt	$34,969	$111
Long-term debt, less current portion	712,302	702,549
Total debt	747,271	702,660
Total equity	819,077	887,592
Invested capital	$1,566,348	$1,590,252

Return on invested capital (1)(2)	19.9%	20.7%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income before tax-effected interest income and expense divided by Invested capital.

(3)
Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the twelve months ended December 31, 2019 and net charges of $399 related to the U.S. Tax Act in the twelve months ended December 31, 2018.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,
	2019	2018
OPERATING ACTIVITIES:
Net income	$63,716	$86,839
Non-controlling interests in subsidiaries’ loss	—	(60)
Net income including non-controlling interests	63,716	86,779
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges (gains)	2,431	(4,570)
Depreciation and amortization	21,087	18,400
Equity earnings in affiliates, net	(161)	(1,607)
Other non-cash items, net	12,203	427
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	26,291	21,431
Decrease in inventories	24,453	17,629
Increase in trade accounts payable	25,863	21,159
Net change in other current assets and liabilities	(51,294)	(58,649)
Net change in other long-term assets and liabilities	(2,070)	(1,624)
NET CASH PROVIDED BY OPERATING ACTIVITIES	122,519	99,375

INVESTING ACTIVITIES:
Capital expenditures	(16,064)	(22,500)
Acquisition of businesses, net of cash acquired	2,018	(108,383)
Proceeds from sale of property, plant and equipment	18	6,170
Proceeds from marketable securities	—	99,281
Other investing activities	—	(2,000)
NET CASH USED BY INVESTING ACTIVITIES	(14,028)	(27,432)

FINANCING ACTIVITIES:
Net change in borrowings	21,889	(296)
Proceeds from exercise of stock options	8,137	242
Purchase of shares for treasury	(70,751)	(80,173)
Cash dividends paid to shareholders	(28,758)	(25,384)
NET CASH USED BY FINANCING ACTIVITIES	(69,483)	(105,611)

Effect of exchange rate changes on Cash and cash equivalents	3,943	(5,683)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	42,951	(39,351)
Cash and cash equivalents at beginning of period	156,612	398,200
Cash and cash equivalents at end of period	$199,563	$358,849

Cash dividends paid per share	$0.47	$0.39

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2019	2018
OPERATING ACTIVITIES:
Net income	$293,109	$287,066
Non-controlling interests in subsidiaries’ loss	(26)	(73)
Net income including non-controlling interests	293,083	286,993
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges (gains)	3,500	(5,978)
Depreciation and amortization	81,487	72,346
Equity earnings in affiliates, net	(1,427)	(3,034)
Gain on change in control	(7,601)	—
Other non-cash items, net	21,488	12,509
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	50,394	(4,061)
Increase in inventories	(12,023)	(23,904)
(Decrease) increase in trade accounts payable	(8,339)	3,636
Net change in other current assets and liabilities	(16,954)	(12,333)
Net change in other long-term assets and liabilities	(423)	2,978
NET CASH PROVIDED BY OPERATING ACTIVITIES	403,185	329,152

INVESTING ACTIVITIES:
Capital expenditures	(69,615)	(71,246)
Acquisition of businesses, net of cash acquired	(134,717)	(101,792)
Proceeds from sale of property, plant and equipment	9,509	16,755
Purchase of marketable securities	—	(268,335)
Proceeds from marketable securities	—	447,459
Other investing activities	2,000	(2,000)
NET CASH (USED BY) PROVIDED BY INVESTING ACTIVITIES	(192,823)	20,841

FINANCING ACTIVITIES:
Net change in borrowings	24,322	(942)
Proceeds from exercise of stock options	14,347	4,690
Purchase of shares for treasury	(292,693)	(201,650)
Cash dividends paid to shareholders	(117,920)	(102,058)
Other financing activities	—	(2,170)
NET CASH USED BY FINANCING ACTIVITIES	(371,944)	(302,130)

Effect of exchange rate changes on Cash and cash equivalents	2,296	(15,715)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(159,286)	32,148
Cash and cash equivalents at beginning of period	358,849	326,701
Cash and cash equivalents at end of period	$199,563	$358,849

Cash dividends paid per share	$1.88	$1.56

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended December 31, 2019
Net sales	$437,899	$218,606	$79,802	$—	$736,307
Inter-segment sales	28,042	4,853	1,650	(34,545)	—
Total	$465,941	$223,459	$81,452	$(34,545)	$736,307

Net income					$63,716
As a percent of total sales					8.7%

EBIT (1)	$75,006	$4,501	$8,886	$(2,305)	$86,088
As a percent of total sales	16.1%	2.0%	10.9%		11.7%
Special items charges (gains) (3)	—	7,081	1,770	—	8,851
Adjusted EBIT (2)	$75,006	$11,582	$10,656	$(2,305)	$94,939
As a percent of total sales	16.1%	5.2%	13.1%		12.9%

Three months ended December 31, 2018
Net sales	$455,217	$219,456	$69,154	$—	$743,827
Inter-segment sales	29,265	4,907	1,522	(35,694)	—
Total	$484,482	$224,363	$70,676	$(35,694)	$743,827

Net income					$86,839
As a percent of total sales					11.7%

EBIT (1)	$84,198	$11,371	$8,506	$(5,277)	$98,798
As a percent of total sales	17.4%	5.1%	12.0%		13.3%
Special items charges (gains) (4)	1,696	932	—	833	3,461
Adjusted EBIT (2)	$85,894	$12,303	$8,506	$(4,444)	$102,259
As a percent of total sales	17.7%	5.5%	12.0%		13.7%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)	Special items in 2019 reflect Rationalization and asset impairment charges of $7,081 in International Welding and $1,770 in The Harris Products Group.

(4)
Special items in 2018 reflect pension settlement charges of $1,696 in Americas Welding, Rationalization and asset impairment charges of $932 in International Welding and acquisition transaction and integration costs of $833 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Twelve months ended December 31, 2019
Net sales	$1,815,746	$854,376	$333,150	$—	$3,003,272
Inter-segment sales	123,342	17,691	7,487	(148,520)	—
Total	$1,939,088	$872,067	$340,637	$(148,520)	$3,003,272

Net income					$293,109
As a percent of total sales					9.8%

EBIT (1)	$312,604	$48,125	$43,931	$(12,752)	$391,908
As a percent of total sales	16.1%	5.5%	12.9%		13.0%
Special items charges (gains) (3)	3,115	2,156	1,770	1,804	8,845
Adjusted EBIT (2)	$315,719	$50,281	$45,701	$(10,948)	$400,753
As a percent of total sales	16.3%	5.8%	13.4%		13.3%

Twelve months ended December 31, 2018
Net sales	$1,806,514	$919,771	$302,389	$—	$3,028,674
Inter-segment sales	118,936	18,576	6,969	(144,481)	—
Total	$1,925,450	$938,347	$309,358	$(144,481)	$3,028,674

Net income					$287,066
As a percent of total sales					9.5%

EBIT (1)	$334,058	$28,988	$36,564	$(13,385)	$386,225
As a percent of total sales	17.3%	3.1%	11.8%		12.8%
Special items charges (gains) (4)	6,686	25,285	—	4,498	36,469
Adjusted EBIT (2)	$340,744	$54,273	$36,564	$(8,887)	$422,694
As a percent of total sales	17.7%	5.8%	11.8%		14.0%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2019 reflect Rationalization and asset impairment charges of $1,716 in Americas Welding, $11,702 in International Welding and $1,770 in The Harris Products Group, amortization of step up in value of acquired inventories of $1,399 in Americas Welding and $1,609 in International Welding, gains on disposals of assets of $3,554 in International Welding, a gain on change in control of $7,601 related to the acquisition of Askaynak and acquisition transaction and integration costs of $1,804 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

(4)
Special items in 2018 reflect pension settlement charges of $6,686 in Americas Welding, Rationalization and asset impairment charges of $25,285 in International Welding and acquisition transaction and integration costs of $4,498 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2018	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2019
Operating Segments
Americas Welding	$455,217	$(29,529)	$19,450	$(7,719)	$480	$437,899
International Welding	219,456	(17,076)	19,648	(760)	(2,662)	218,606
The Harris Products Group	69,154	3,925	4,836	2,276	(389)	79,802
Consolidated	$743,827	$(42,680)	$43,934	$(6,203)	$(2,571)	$736,307

% Change
Americas Welding		(6.5%)	4.3%	(1.7%)	0.1%	(3.8%)
International Welding		(7.8%)	9.0%	(0.3%)	(1.2%)	(0.4%)
The Harris Products Group		5.7%	7.0%	3.3%	(0.6%)	15.4%
Consolidated		(5.7%)	5.9%	(0.8%)	(0.3%)	(1.0%)

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2018	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2019
Operating Segments
Americas Welding	$1,806,514	$(79,285)	$71,062	$25,705	$(8,250)	$1,815,746
International Welding	919,771	(71,509)	37,061	9,159	(40,106)	854,376
The Harris Products Group	302,389	9,898	21,032	2,852	(3,021)	333,150
Consolidated	$3,028,674	$(140,896)	$129,155	$37,716	$(51,377)	$3,003,272

% Change
Americas Welding	—%	(4.4%)	3.9%	1.4%	(0.5%)	0.5%
International Welding		(7.8%)	4.0%	1.0%	(4.4%)	(7.1%)
The Harris Products Group		3.3%	7.0%	0.9%	(1.0%)	10.2%
Consolidated		(4.7%)	4.3%	1.2%	(1.7%)	(0.8%)